Exhibit 4.1
TERREMARK WORLDWIDE, INC.
and
THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

INDENTURE
Dated as of May 2, 2007

6.625% SENIOR CONVERTIBLE NOTES DUE 2013

Exhibit A — Form of Global Security
Exhibit B — Form of Legend for Global Security
Exhibit C — Form of Certificate
Schedule A — Conversion Price Table

     INDENTURE, dated as of May 2, 2007, between Terremark Worldwide, Inc., a Delaware corporation (the “Company”) and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 6.625% Senior Convertible Notes due 2013 (the “Securities”).
I Definitions and Incorporation by Reference
     1.1. Definitions.
     “Affiliate” means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.
     “Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.
     “Cash Dividend(s)” means regular, fixed, annual, quarterly or other periodic cash dividends as declared by the Company’s Board of Directors as part of the Company’s dividend payment practice or stated cash dividend policy, whether publicly announced or not.
     “Cash Payment Change of Control” means a Change of Control in which at least ten percent (10%) of the consideration for the Common Stock in the transaction or transactions constituting the Change of Control consists of cash.
     “Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System; or (c) if not so quoted, as reported by National Quotation Bureau, Incorporated or a similar organization. In the absence of such a quotation or report, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of such Common Stock.
     “Common Stock” means the common stock, $0.001 par value per share, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.
     “Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.
     “Company Order” or “Company Request” means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Executive Vice President or any Senior Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.
     “Conversion Price” means $12.50, subject to adjustment as provided in Article X.
     “Corporate Trust Office” means the designated office of the Trustee at which any time its corporate trust business shall be administered, which office at the date hereof is located at 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means The Depository Trust Company, its nominees and successors.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.
     “Holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” of a Person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all Indebtedness of such Person for borrowed money (including all Indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such Person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such Person or another Person) of any business, real property or other assets, (c) all reimbursement obligations of such Person with respect to letters of credit, bankers’

acceptances or similar facilities issued for the account of such Person, (d) all capital lease obligations of such Person, (e) all net obligations of such Person under interest rate swap, currency exchange or similar agreements of such Person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such Person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such Person of Indebtedness described in clauses (a) through (f) of another Person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any Indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).
     “Indenture” means this Indenture as amended or supplemented from time to time.
     The term “Interest” or “interest” includes Contingent Interest unless the context otherwise requires.
     “Issue Date” means May 1, 2007.
     “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind.
     “Maturity Date” means June 15, 2013.
     “Officer” of a Person means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Person.
     “Officers’ Certificate” means a certificate signed by two (2) Officers of the Company or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.
     “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.
     “Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.
     “Rule 144A” means Rule 144A under the Securities Act.
     “SEC” means the Securities and Exchange Commission.
     “Securities” means the 6.625% Senior Convertible Notes due 2013 issued by the Company pursuant to this Indenture.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.
     “Securities Register” means the register maintained by the Company for the registration or transfer of the Securities in accordance with Section 2.3 hereof.
     “Security Agent” means any Registrar, Paying Agent, Conversion Agent or co-Registrar or co-agent.
     “Subsidiary” means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other Person (other than a corporation) in which the Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.
     “TIA” means the Trust Indenture Act of 1939, as amended and in effect from time to time.
     “Trading Day” means a day during which trading in securities generally occurs on the principal national or regional securities exchange in the United States on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange in the United States, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.
     “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.
     “Voting Stock” of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.
     1.2. Other Definitions.

	DEFINED IN
TERM	SECTION
“Average 5-Day Closing Sale Price”	3.8
“Bankruptcy Law”	6.1
“Business Day”	12.7
“Cash Payment Change of Control Conversion Period”	10.1	(c)
“Change of Control”	3.8
“Change of Control Notice”	3.8
“Contingent Interest”	11.1
“Conversion Agent”	2.3
“Conversion Date”	10.3
“Custodian”	6.1
“Effective Date”	10.1	(c)
“Global Security”	2.1
“Legal Holiday”	12.7
“Participants”	2.15
“Paying Agent”	2.3
“Physical Securities”	2.1
“Registrar”	2.3
“Repurchase at Holder’s Option Upon a Change of Control”	3.1
“Repurchase Date”	3.8
“Repurchase Price”	3.8
“Repurchase Right”	3.8
“Schedule A Table”	10.1	(c)
“Stock Price”	10.1	(c)
“Table Prices”	10.1	(c)
     1.3. Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “Commission” means the SEC;

     “indenture securities” means the Securities;
     “indenture security holder” means a Securityholder or a Holder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “Obligor” on the indenture securities means the Company (or any successor).
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them therein.
     1.4. Rules of Construction.
     Unless the context otherwise requires:
               (i) a term has the meaning assigned to it;
               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;
               (iii) “or” is not exclusive;
               (iv) words in the singular include the plural and in the plural include the singular;
               (v) provisions apply to successive events and transactions;
               (vi) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
               (vii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.
     1.5. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The ownership of Securities shall be proved by the register maintained by the Registrar.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

II The Securities
     2.1. Form and Dating.
     The Securities shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.
     Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in Exhibits B-1. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $86,250,000.
     Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.
     2.2. Execution and Authentication.
     One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid. A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Upon the Trustee’s receipt of a Company Order and the other documents required by Sections 12.4 and 12.5 hereof, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $86,250,000. The aggregate principal amount of Securities outstanding at any time may not exceed $86,250,000.
     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as a Security Agent to deal with the Company and its Affiliates.
     The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

     2.3. Registrar, Paying Agent and Conversion Agent.
     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep at the Corporate Trust Office of the Trustee a register of the Securities and of their transfer and exchange (the “Securities Register”). The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.
     The Company shall enter into an appropriate agency agreement with any Security Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Security Agent. The Company shall notify the Trustee in writing of the name and address of any Security Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.
     The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent. The Securities may be presented for registration, transfer and exchange at the offices of the Registrar which initially will be the Corporate Trust Office of the Trustee.
     2.4. Paying Agent to Hold Money in Trust.
     Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.
     2.5. Securityholder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

     2.6. Transfer and Exchange.
     Subject to Sections 2.15 and 2.16 hereof, when Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. The Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such legends as may be required by this Indenture.
     Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Registrar pursuant to Section 2.3. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.
     All Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar, and the Securities shall be duly executed by the Holder thereof or his attorney duly authorized in writing.
     The Company, the Trustee and the Registrar shall not be required to register the transfer of or exchange any Security that has been selected for repurchase or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unrepurchased portion of Securities being repurchased in part.
     No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 2.10, 9.5 or 10.3, or Article III, not involving any transfer.
     2.7. Replacement Securities.
     If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee upon receipt of a Company Order in accordance with Section 2.2 shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of lost, destroyed or wrongfully taken Securities, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to protect the Company, the Trustee or any Security Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge for its expenses in replacing a Security.
     In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.
     Every replacement Security is an additional obligation of the Company only as provided in Section 2.8.
     2.8. Outstanding Securities.
     Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation, those paid pursuant to Section 2.7 and those described in this Section 2.8 as not outstanding. Except to the extent provided in Section 2.9, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.
     If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.
     If the Paying Agent (other than the Company) holds on a Repurchase Date or Maturity Date, money (and, if applicable as provided herein and in accordance herewith, shares of Common Stock) sufficient to pay the aggregate Repurchase Price or principal amount, as the case may be, with respect to all Securities to be purchased or paid upon Repurchase Upon Change of Control or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest (including Contingent Interest), if any, payable as herein provided upon Repurchase Upon Change of Control or maturity, then (unless there shall be a Default in the payment of such aggregate Repurchase Price or principal amount, or of such accrued and unpaid interest) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent.
     Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest (including Contingent Interest), in accordance with this Indenture.
     If a Security is converted in accordance with Article X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security.

     2.9. Securities Held by the Company or an Affiliate.
     In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.9 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may conclusively rely on the advice of counsel or on an Officers’ Certificate.
     2.10. Temporary Securities.
     Until definitive Securities are ready for delivery, the Company may prepare and, upon receipt of a Company Order in accordance with Section 2.2, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, as soon as practicable upon its receipt of a Company Order, authenticate definitive Securities in exchange for such temporary Securities.
     2.11. Cancellation.
     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article X.
     2.12. Defaulted Interest.
     If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen (15) calendar days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.
     2.13. CUSIP Numbers.
     The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.
     2.14. Deposit of Moneys.
     Prior to 10:00 A.M., New York City time, on each interest payment date, Maturity Date or Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.4) money, in funds immediately available on such date, (and, if applicable as provided herein and in accordance herewith, shares of Common Stock) sufficient to make cash payments, if any, due on such interest payment date, Maturity Date or Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date or Repurchase Date, as the case may be.
     2.15. Book-Entry Provisions For Global Securities.
          (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the legend as set forth in Section 2.17.
     Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.
          (c) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.
          (d) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     2.16. Special Transfer Provisions.
          (a) Restrictions On Transfer And Exchange Of Global Securities. Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
          (b) General. Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Neither the Trustee nor any Security Agent shall have any responsibility for any actions taken or not taken by the Depositary.
     2.17. Legend.
     Each Global Security shall bear the legend as set forth in Exhibit B.
III Repurchase
     3.1. Repurchase.
          (a) Repurchase of the Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 8 of the Securities (a “Repurchase at Holder’s Option Upon a Change of Control”), in each case in accordance with the applicable provisions of this Article III.
          (b) The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this Article III.
     3.2. [Reserved.]
     3.3. [Reserved.]
     3.4. [Reserved.]
     3.5. [Reserved.]
     3.6. [Reserved.]
     3.7. [Reserved.]
     3.8. Repurchase at Option of Holder Upon a Change of Control.
          (a) In the event any Change of Control (as defined below) shall occur, each Holder of Securities shall have the right (the “Repurchase Right”), at the Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Repurchase Date”), which Repurchase Date shall be no later than forty five (45) days after the date of the Change of Control (as defined below), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the “Repurchase Price”), plus accrued and unpaid interest (including Contingent Interest), if any, to, and including, the Repurchase Date, upon:
               (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Change of Control Notice, no later than the close of business on the Business Day immediately preceding the Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:
(A)	the certificate number(s) of the Securities which the Holder will deliver to be repurchased;

(B)	the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)	that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in Paragraph 8 of the Securities and in this Indenture; and
               (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Change of Control Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Repurchase Right is being exercised, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor plus accrued and unpaid interest (including Contingent Interest), if any, payable as herein provided upon Repurchase Upon Change of Control.
     If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.
     Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.
     Notwithstanding anything herein to the contrary, any Holder delivering the Purchase Notice contemplated by this Section 3.8(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Change of Control Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date or such longer period as may be required by law, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.8(c)(xi).
     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (b) The Company may, at its option, in lieu of paying the Repurchase Price in cash, pay the Repurchase Price in Common Stock valued at ninety-five percent (95%) of the average of the Closing Sale Price of the Common Stock for the five (5) Trading Days ending on and including the third (3rd) Trading Day preceding the Repurchase Date (“Average 5-Day Closing Sale Price”). The Repurchase Price may be paid in shares of Common Stock only if the following conditions are satisfied:
               (i) such shares have been registered under the Securities Act or are freely transferable without such registration;
               (ii) the issuance of Common Stock does not require registration or qualification with or approval of any governmental authority under state law or any other federal law, which registration or qualification or approval has not been made or obtained;
               (iii) such shares have been approved for quotation or listing on a national securities exchange; and
               (iv) such shares will be issued out of the Company’s authorized but unissued common stock and upon issuance, will be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.
          (c) Within twenty five (25) days after the occurrence of a Change of Control, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Change of Control Notice”) of the occurrence of such Change of Control and the Repurchase Right arising as a result thereof. The Company shall promptly deliver a copy of the Change of Control Notice to the Trustee and shall cause a copy to be published at the expense of the Company in The New York Times or The Wall Street Journal or another newspaper of national circulation.
     Each Change of Control Notice shall state:
               (i) the events causing the Change of Control;
               (ii) the date of such Change of Control;
               (iii) the Repurchase Date;
               (iv) the date by which the Repurchase Right must be exercised;
               (v) the Repurchase Price plus accrued and unpaid interest (including Contingent Interest), if any, to, but excluding, the Repurchase Date;
               (vi) whether the Company will pay the Repurchase Price in cash or shares of Common Stock or in a combination thereof, in each case specifying the percentages of the Repurchase Price in respect of which the Company will pay in cash or shares of Common Stock;
               (vii) the names and addresses of the Paying Agent and the Conversion Agent;
               (viii) a description of the procedure which a Holder must follow to exercise the Repurchase Right;
               (ix) that, in order to exercise the Repurchase Right, the Securities must be surrendered for payment of the Repurchase Price plus accrued and unpaid interest (including Contingent Interest), if any, payable as herein provided upon Repurchase Upon Change of Control;
               (x) that the Repurchase Price, plus accrued and unpaid interest (including Contingent Interest), if any, to, and including, the Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than three (3) Business Days, following the later of the Repurchase Date or the time of delivery of the Security as described in (ix);
               (xi) that, on and after the Repurchase Date (unless there shall be a Default in the payment of such Repurchase Price or such accrued and unpaid interest), interest on Securities subject to Repurchase at Holder’s Option Upon Change of Control will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities, the Repurchase Price and such accrued and unpaid interest;
               (xii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Repurchase Date, or such longer period as may be required by law, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities repurchased, (III) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof, (IV) the certificate number of such Securities to be so withdrawn, and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.8, which amount must be $1,000 or an integral multiple thereof;
               (xiii) the Conversion Price and any adjustments to the Conversion Price that will result from the Change of Control;
               (xiv) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.8; and (xv) the CUSIP number or numbers, as the case may be, of the Securities;
               (xv) whether such Change of Control is a Cash Payment Change of Control that entitles a Holder to additional shares upon conversion during the Change of Control Conversion Period as provided in Section 10.1(c) of the Indenture.
     At the Company’s written request, the Trustee shall mail such Change of Control Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Change of Control Notice shall be prepared by the Company.
     No failure of the Company to give a Change of Control Notice shall limit any Holder’s right to exercise a Repurchase Right.
          (d) Subject to the provisions of this Section 3.8, the Company shall pay, or cause to be paid, the Repurchase Price, plus accrued and unpaid interest (including Contingent Interest), if any, to, and including, the Repurchase Date, with respect to each Security as to which the Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event more than three (3) Business Days, following the later of the Repurchase Date and the time such Security is surrendered to the Paying Agent.
          (e) Prior to 10:00 A.M., New York City time on a Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.4) money, in funds immediately available on the Repurchase Date, sufficient to pay the Repurchase Price, plus accrued and unpaid interest (including Contingent Interest), if any, to, and including, the Repurchase Date, of all of the Securities that are to be repurchased by the Company on such Repurchase Date pursuant to a Repurchase Upon Change of Control. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
          (f) Once the Change of Control Notice and the Purchase Notice have been duly given in accordance with this Section 3.8, the Securities to be repurchased pursuant to a Repurchase Upon Change of Control shall, on the Repurchase Date, become due and payable at the Repurchase Price (plus accrued and unpaid interest (including Contingent Interest), if any, to, and including, the Repurchase Date) applicable thereto, and, on and after such date (unless there shall be a Default in the payment of the Repurchase Price or such accrued and unpaid interest), such Securities shall cease to bear interest and shall cease to be convertible pursuant to Article X, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance with this Section 3.8, the Repurchase Price and such accrued and unpaid interest.
          (g) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.8 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.8 or if there shall be a Default in the payment of the Repurchase Price or in the accrued and unpaid interest (including Contingent Interest), if any, payable as herein provided upon Repurchase Upon Change of Control.
          (h) If any Security shall not be paid upon surrender thereof for Repurchase Upon Change of Control, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from the Repurchase Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.
          (i) Any Security which is to be submitted for Repurchase Upon Change of Control only in part shall be delivered pursuant to this Section 3.8 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Repurchase Upon Change of Control.
          (j) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the Repurchase Price or accrued and unpaid interest (including Contingent Interest), if any, payable as herein provided upon Repurchase Upon Change of Control). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of the Repurchase Price or such accrued and unpaid interest), in which case, upon such return, the Purchase Notice with respect to the Repurchase Upon Change of Control shall be deemed to have been withdrawn.
          (k) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Change of Control is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.
          (l) As used herein and in the Securities:
     A “Change of Control” shall be deemed to have occurred at such time as:

               (i) any “Person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors calculated on a fully-diluted basis; provided, however, this does not include any “Person”, or any Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, that, as of June 14, 2004, beneficially own (as defined in Rule 13d-3 under the Exchange Act) greater than eight percent (8%) of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors calculated on a fully-diluted basis; or
               (ii) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction where the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the continuing, surviving or acquiring corporation’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing, surviving or acquiring corporation; or
               (iii) the sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; provided, however, that a Change of Control will not be deemed to have occurred if at least eighty percent (80%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation otherwise constituting the Change of Control consists of common stock, depositary receipts or other certificates representing common equity interests and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control), and, as a result of such transaction or transactions, the Securities become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests and associated rights.
IV Covenants
     4.1. Payment of Securities.
     The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.4) on that date money (and, if applicable as provided herein and in accordance herewith, shares of Common Stock) sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.
     4.2. Maintenance of Office or Agency.
     The Company will maintain in an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the designated Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby designates the designated Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.3.
     4.3. Rule 144A Information and Annual Reports.
          (a) At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities or issued pursuant to Article III, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial holder of such Securities or shares of Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.
          (b) The Company shall, in accordance with TIA Section 314(a), deliver to the Trustee, within thirty (30) calendar days after the Company files such annual reports, information, documents and other reports with the SEC, copies of the

Company’s annual reports (which shall contain audited financial statements of the Company) and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and to each Holder, within thirty (30) calendar days after the Company would have been required to file such reports with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as such would be required in such reports filed with the SEC and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required. The Company also shall comply with the other provisions of TIA Section 314(a).
          (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute. constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     4.4. Compliance Certificate; Statement by Officers as to Default.
     The Company shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.
     4.5. Stay, Extension and Usury Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture;

and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
     4.6. Corporate Existence.
     The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, if in the good faith judgment of the Board of Directors the loss of such right, license or franchise does not have a material adverse impact on the Holders.
     4.7. Notice of Default.
     In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.
     4.8. Further Instruments and Acts.
     Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
V Successors
     5.1. When Company May Merge, Etc.
     The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another Person, whether in a single transaction or series of related transactions, unless: (i) the Company is the surviving Person, or the resulting surviving Person is organized and existing under the laws of the United States, any State thereof or the District of Columbia; or (ii) such Person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.
     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

     5.2. Successor Substituted.
     Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.
VI Defaults and Remedies
     6.1. Events of Default.
     An “Event of Default” occurs if:
               (i) the Company fails to pay the principal of any Security when the same becomes due and payable, whether at maturity, on a Repurchase Date with respect to a Repurchase Upon Change of Control or otherwise;
               (ii) the Company fails to pay Interest on any Security when due, if such failure continues for thirty (30) days after the date when due;
               (iii) the Company fails to timely provide a Change of Control Notice, as required by the provisions of this Indenture;
               (iv) the Company defaults in its obligation to convert the Securities into shares of Common Stock, cash or a combination of cash and Common Stock upon exercise of a Holder’s conversion right and such default continues for ten (10) days;
               (v) the Company defaults in its obligation to repurchase any Security on a Repurchase Date with respect to a Repurchase Upon Change of Control or otherwise;
               (vi) [Reserved]
               (vii) the Company fails to perform or observe any of the covenants in Article IV for sixty (60) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least fifty percent (50%) in the aggregate principal amount of the Securities then outstanding;
               (viii) there occurs an event of default with respect to the Company’s or any of its Subsidiaries’ Indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least fifteen million dollars ($15,000,000), whether such Indebtedness now exists or is hereafter incurred, which default or defaults: (a) shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or (b) shall constitute the failure to pay such Indebtedness at the final stated maturity thereof (after expiration of any applicable grace period);
               (ix) any final judgment or judgments for the payment of money in excess of fifteen million dollars ($15,000,000) shall be rendered against the Company and shall not be discharged for any period of sixty (60) consecutive days during which time a stay of enforcement shall not be in effect or during which time an appeal has not been filed; or
               (x) the Company pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise:
(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Custodian of it or for all or substantially all of its property or assets, or

(D)	makes a general assignment for the benefit of its creditors, or

(E)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(I)	is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt,

(II)	appoints a Custodian of the Company for all or substantially all of the property or assets of the Company, or

(III)	orders the winding up or liquidation of the Company;
and, in the case of each of the foregoing clauses (I), (II) and (III), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     When a Default is cured, it ceases.
     6.2. Acceleration.
     If an Event of Default (excluding an Event of Default specified in Section 6.1(x) with respect to the Company occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least fifty percent (50%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”. If the Holders of at least fifty percent (50%) in aggregate principal amount of the outstanding Securities request in writing the Trustee to give such notice on their behalf, the Trustee shall do so. Upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.1(x) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.7 have been paid.
     6.3. Other Remedies.
     Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

     6.4. Waiver of Past Defaults.
     Subject to Sections 6.7 and 9.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or additional interest on, any Security, or in the payment of the Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Change of Control), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities into shares of Common Stock in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.2, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases. This Section 6.4 shall be in lieu of TIA §§ 316(a)(1)(B), and TIA §§ 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     6.5. Control by Majority.
     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.5 shall be in lieu of TIA §§ 316(a)(1)(A), and TIA §§ 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.
     6.6. Limitation on Suits.
     Except as provided in Section 6.7, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:
               (i) the Holder gives to the Trustee written notice of a continuing Event of Default;
               (ii) the Holders of at least fifty percent (50%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;
               (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within sixty (60) days after receipt of notice, the request and the offer of indemnity; and
               (v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.
     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
     6.7. Rights of Holders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
     Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security in accordance with this Indenture shall not be impaired or affected without the consent of the Holder.
     6.8. Collection Suit by Trustee.
     If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.
     6.9. Trustee May File Proofs of Claim.
     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.
     The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     6.10. Priorities.
     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
     First: to the Trustee for amounts due under Section 7.7;
     Second: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and
     Third: to the Company.
     The Trustee, upon prior written notice to the Company may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10.
     6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.
VII Trustee
     7.1. Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and
               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but need not verify the contents thereof.
     However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
               (i) this paragraph does not limit the effect of paragraph (b) of this Section;
               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this paragraphs (a), (b) and (c) of Section 7.1 and Section 7.2.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5, unless such Holder’s shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     7.2. Rights of Trustee.
          (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a Company Order or Company Request.
          (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 (other than under Section 6.1 (subject to the following sentence) or Section 6.1) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.2 from the Company or any Holder of the Securities. The Trustee shall not be charged with knowledge of the Company’s obligation to pay Contingent Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.
          (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to,

and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (i) The Trustee may request that the Company deliver a certificate substantially in the form of Exhibit D setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person specified as so authorized in any such certificate previously delivered and not superseded.
          (j) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
     7.3. Individual Rights of Trustee.
     The Trustee may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within ninety (90) days, or apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.
     7.4. Trustee’s Disclaimer.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.
     7.5. Notice of Defaults.
     If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Securities a notice of the Default or Event of Default within ninety (90) days after such Event of Default becomes known to the Trustee. Except in the case of a Default in payment on any Security (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.
     7.6. Reports by Trustee to Holder of the Securities.
     Within sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve (12) months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).
     A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange or of any delisting thereof.
     7.7. Compensation, Reimbursement and Indemnity.
     The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.
     The Company shall indemnify the Trustee and any predecessor Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees, agents and shareholders), and hold it harmless against, any and all losses, liabilities, claims, damages or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and reasonable attorneys’ fees and expenses, incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6), including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense shall have been determined by a court of competent jurisdiction to have been caused by its gross negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Trustee’s sole discretion, the Company shall defend any claim or threatened claim asserted against the Trustee, with counsel satisfactory to the Trustee, and the Trustee shall cooperate in the defense at the Company’s expense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
     The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.
     To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal or Repurchase Price of or Contingent Interest, if any, or interest on, particular Securities. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(x)occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     7.8. Replacement of Trustee.
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Securities of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10;
          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or
          (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     If a successor Trustee does not take office within thirty (30) days after the retiring trustee resigns or is removed, the retiring Trustee, the Company, or the Securityholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Company, for the appointment of a successor Trustee.
     If the Trustee, after written request by any Securityholder who has been a bona fide holder of a Security or Securities for at least six (6) months, fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to each Holder of a Security. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
     7.9. Successor Trustee by Merger, Etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10, the successor corporation without any further act shall be the successor Trustee.
     7.10. Eligibility; Disqualification.
     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least fifty million dollars ($50,000,000) as set forth in its (or its related bank holding company’s) most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).
     7.11. Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
VIII Discharge of Indenture
     8.1. Termination of the Obligations of the Company.
     This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.7 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Repurchase at Holder’s Option Repurchase Upon Change of Control, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7 hereof) on the Maturity Date or Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company and the Company has otherwise satisfied in full all of its obligations under this Indenture; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.15, 2.16, 2.17, 3.8, 4.1, 4.2, 4.5, 7.7 and 7.8 and Articles VIII and X and Sections 12.2, 12.3 and 12.4 shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding. Thereafter, only the Company’s obligations in Section 7.7 shall survive such satisfaction and discharge.
     8.2. Application of Trust Money.
     The Trustee shall hold in trust money deposited with it pursuant to Section 8.1. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of the principal of and any unpaid and accrued interest on the Securities.

     8.3. Repayment to Company.
     The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the written request of the Company, any excess money held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest or additional interest on, the notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.
     8.4. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.1 and 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.1 and 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.1 and 8.2; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
IX Amendments
     9.1. Without Consent of Holders.
     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:
          (a) to evidence the assumption of the Company’s obligations by a successor;
          (b) to evidence the acceptance of appointment by a successor trustee;

          (c) to make any changes or modifications to this Indenture necessary to cure and ambiguity or correct any error in this Indenture, so long as such action will not adversely affect the interests of the Holders;
          (d) to qualify or maintain the qualification of this Indenture under the TIA;
          (e) to secure the obligations of the Company in respect of the Securities;
          (f) to establish the forms or terms of the Securities;
          (g) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders; or
          (h) to make other changes to this Indenture or forms or terms of the Securities, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders.
     9.2. With Consent of Holders.
     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Sections 6.4 and 6.7, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:
          (a) extend the Maturity Date of the principal of, or the payment date of any installment of interest on, any Security;
          (b) reduce the principal amount of, or any premium, interest or additional interest on, any Security;
          (c) change the currency in which any Security is payable;
          (d) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;
          (e) reduce any amount payable upon repurchase of any Security;
          (f) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;

          (g) [Reserved];
          (h) affect the Company’s obligation to repurchase any Securities upon a Change of Control in a manner adverse to the Holders;
          (i) impair the right of Holders to convert Securities or reduce the number of shares of Common Stock, the amount of cash or the amount of any other property receivable upon conversion;
          (j) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture;
          (k) reduce the quorum or voting requirements under this Indenture;
          (l) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or a waiver of any Default or Event of Default; or
          (m) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.
     Promptly after an amendment, supplement or waiver under Section 9.1 or this Section 9.2 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.
     It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     9.3. Compliance With Trust Indenture Act.
     Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.
     9.4. Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the

Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless it makes a change that requires, pursuant to Section 9.2, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
     9.5. Notation on or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a new Security that reflects the changed terms.
     9.6. Trustee Protected.
     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors approves such amended or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be provided with an Opinion of Counsel and an Officers’ Certificate, and, subject to Section 7.1, shall be fully protected in conclusively relying upon such documents.
X Conversion
     10.1. Conversion Privilege; Restrictive Legends.
          (a) Subject to the provisions of Section 3.8, the Securities shall be convertible into shares of Common Stock at any time prior to the close of business on the Maturity Date, in accordance with this Article X and as set forth below.
          (b) The initial Conversion Price shall be $12.50 per share of Common Stock. The Conversion Price shall be subject to adjustment in accordance with Sections 10.7 through 10.12.

          (c) If a Holder elects to convert its Securities in connection with a Cash Payment Change of Control and during the period beginning on the date of the applicable Change of Control Notice and ending at the close of business on the second Trading Day preceding the applicable Repurchase Date (such period, the “Cash Payment Change of Control Conversion Period”), then the number of shares of Common Stock issuable in respect of the Securities being converted by such Holder shall be increased on the manner set forth below; provided that if the Stock Price (as defined below) in such transaction is greater than the Table Price (as defined below) of $40.00 or less than the Table Price of $5.92 (subject in each case to adjustment in the same manner as the Conversion Price) the number of shares issuable upon such conversion shall not be increased. For the avoidance of doubt, the increase provided for in this Section 10.1(c) shall only be made with respect to the Securities being converted during the Cash Payment Change of Control Conversion Period and shall not be effective as to any Securities not so converted.
     The number of additional shares of the Common Stock to be received per $1,000 principal amount of Securities, will be determined by the Company by reference to the table attached as Schedule A hereto (the “Schedule A Table”) based on the date the Change of Control became effective as set forth in the Company’s Change of Control Notice (the “Effective Date”) and the price paid per share of Common Stock in the corporate transaction that gives rise to the Cash Payment Change of Control (the “Stock Price”) as such Stock Price corresponds to the prices set forth in the left column of the Schedule A Table (the “Table Prices”); provided that if a Holder of the Common Stock receives only cash in such corporate transaction, the Stock Price shall be the cash amount paid per share. In all other cases, the Stock Price will be the average closing stock price per share of the Common Stock (or any security into which the Common Stock has been converted in connection with the Cash Payment Change of Control) on the five consecutive Trading Days beginning on the second Trading Day after the date of which the Company mailed the Change of Control Notice pursuant to Section 3.8(c), provided, however, that if, in connection with a Cash Payment Change of Control, all or a portion of the Common Stock is converted into cash or some other consideration (other than publicly traded securities), the Stock Price will be determined based on the face amount of the cash received or the fair market value of such other consideration received, in each case per share of Common Stock and on a weighted average basis; provided further that if the Stock Price is between two Table Prices on the Schedule A Table or the Effective Date of the applicable Change of Control is between two Effective Dates in the Schedule A Table, the Company shall determine the number of additional shares of Common Stock to be issued upon such conversion by a straight-line interpolation between the number of additional shares set forth for the higher and lower Table Prices and the two Effective Dates, based on a 365 day year, as applicable. The Table Prices set forth in the left column of the Schedule A Table will be adjusted on each occasion when the Conversion Price is adjusted. The adjusted Table Prices will equal the Table Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to the adjustment.

          (d) A Holder may convert a portion of the principal of such Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.
     10.2. [Reserved.]
     10.3. Conversion Procedure.
     To convert a Security, a Holder must satisfy the requirements of Paragraph 9 of the Securities. As soon as practicable following the date (the “Conversion Date”) on which the Holder satisfies all those requirements, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion, as provided in Paragraph 9 of the Securities, and a check for the amount of cash payable in lieu of any fractional share. On and after the Conversion Date, the Person in whose name such certificate is to be registered shall be treated as a shareholder of record of the Company, and all rights of the Holder of the Security to be converted shall terminate, other than the right to receive the shares of Common Stock and cash deliverable as provided in the preceding sentence. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock, or is deemed to be a shareholder of record of the Company, as provided in this paragraph, and then only to the extent such Securities are deemed to have been so converted or such Holder is so deemed to be a shareholder of record.
     Except as provided in the Securities or in this Article X or in Article III, no payment or adjustment will be made for accrued interest on, or additional interest with respect to, a converted Security or for dividends on any Common Stock issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.12 (it being understood that nothing in this Section 10.3 shall affect the Company’s obligations under Section 2.12).
     If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion shall be based on the total principal amount of all Securities converted. Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.
     If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.
     10.4. Fractional Shares.
     The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately before the Conversion Date.
     10.5. Taxes on Conversion.
     If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
     10.6. Company to Provide Stock.
     The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion of all of the Securities into shares of Common Stock.
     All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.
     The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.
     10.7. Adjustment of Conversion Price.
     The Conversion Price shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this Section 10.7(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
          (b) In case the Company shall issue rights or warrants to all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 10.7(e)) of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding at the close of business on such record date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares (as defined below) may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding at the close of business on such record date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise). Such decrease shall become effective immediately prior to the opening of business on the day following such record date. In no event shall the Conversion Price be increased pursuant to this Section 10.7(b).
          (c) In case the Company shall dividend or distribute to all holders of Common Stock shares of Capital Stock of the Company (other than Common Stock), evidences of Indebtedness or other assets, or shall dividend or distribute to all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than those referred to in Section 10.7(b)), if these distributions, aggregated on a rolling twelve (12) month basis, have a per share value exceeding fifteen percent (15%) of the market price of the Company’s common stock on the Trading Day immediately preceding the declaration of the distribution, then in each such case the Conversion Price shall be decreased by multiplying the Conversion Price in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price of Common Stock (as determined pursuant to Section 10.7(e)) on such record date and (B) the denominator shall be an amount equal to (I) such current market price plus (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such record date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than one, then, in lieu of the foregoing adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to the shares of Common Stock issuable (and cash, if any, payable) upon such conversion, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such Holder would have received had such Holder converted all of its Securities on such record date.
          (d) In addition to the foregoing adjustments in subsections (a), (b) and (c) above, the Company, from time to time and to the extent permitted by law, may decrease the Conversion Price by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such decrease would be in the best interests of the Company. Such Conversion Price decrease shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such decrease to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such decrease commences.
          (e) For the purpose of any computation under subsections (a), (b) or (c) above of this Section 10.7, the current market price per share of Common Stock on the date fixed for determination of the shareholders entitled to receive the issuance or distribution requiring such computation (the “Determination Date”) shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days immediately preceding the Determination Date; provided, however, that (i) if the “ex” date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Price pursuant to subsection (a), (b), or (c), above occurs on or after the tenth (10th) Trading Day prior to the Determination Date, and prior to the “ex” date for the issuance or distribution requiring such computation, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the “ex” date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Price pursuant to subsection (a), (b), or (c), above occurs on or after the “ex” date for the issuance or distribution requiring such computation and on or prior to the Determination Date, the Closing Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and
          (f) if the “ex” date for the event requiring such computation is on or prior to the Determination Date, after taking into account any adjustment required pursuant to clause (i) or (ii) of Section 10.7(e), the Closing Sale Price for each Trading Day on and after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for the purposes of this Section 10.7, whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of Indebtedness, shares of Capital Stock or other securities or assets or cash being distributed (in the event requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such “ex” date.
     For purposes of this subsection, the term “ex” date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).
     10.8. No Adjustment.
     No adjustment in the Conversion Price shall be required if Holders may participate in a transaction that would otherwise give rise to an adjustment under Section 10.7, so long as the distributed assets or securities the Holders would receive upon conversion of the Securities, if convertible, exchangeable, or exercisable, are convertible, exchangeable, or exercisable, as applicable, without any loss of rights or privileges for a period of at least sixty (60) days following the Conversion Date.
     No adjustment in the Conversion Price shall be required:
          (a) upon the issuance of shares of Common Stock or any securities exchangeable into Common Stock or carrying the right to purchase any of the foregoing, except as stated above;
          (b) for a change in the par value or no par value of the Common Stock; or
          (c) for accrued and unpaid interest, including contingent interest.

     No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least one percent (1%) of the Conversion Price as last adjusted (or, if never adjusted, the initial Conversion Price); provided, however, that any adjustments which by reason of this Section 10.8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.
     10.9. Adjustments For Tax Purposes.
     The Company may make such increases in the Conversion Price, in addition to those required by Section 10.7 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof.
     10.10. Notice of Adjustment.
     Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment. At the Company’s request, upon reasonable prior written notice agreed to by the Trustee, the Trustee shall, in the Company’s name and at the Company’s expense, mail to Holders at the addresses appearing on the Registrar’s books such notice of adjustment required by this Section 10.10; provided, that the form and content of such notice shall be prepared by the Company.
     10.11. Notice of Certain Transactions.
     In the event that:
(I)	the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Price,

(II)	the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or

(III)	there is a dissolution or liquidation of the Company, the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.

The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.11. At the Company’s request, upon reasonable prior written notice agreed to by the Trustee, the Trustee shall, in the Company’s name and at the Company’s expense, mail to Holders at the addresses appearing on the Registrar’s books such written notice required by this Section 10.11; provided, that the form and content of such notice shall be prepared by the Company.
     10.12. Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.
     If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee together with the documents reserved by Section 12.4 hereof, a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, assuming that such Holder would not have exercised any rights of election that such Holder would have had as a holder of Common Stock to select a particular type of consideration. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article X. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provision of this Section 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.
     In the event a supplemental indenture shall have been executed pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.
     10.13. Trustee’s Disclaimer.
     The Trustee has no duty to make any calculations under this Article X, to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in conclusively relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.
     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12 hereof.
XI Contingent Interest
     11.1. Contingent Interest.
          (a) The Company shall pay Contingent Interest (as defined below) with respect to the Securities in the event the Company pays Cash Dividends on its Common Stock. The amount of “Contingent Interest” payable will equal the product of: (i) one hundred percent (100%) of the per share Cash Dividend paid on the Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of each Holder’s Security. The Company will pay Contingent Interest only in cash.

          (b) In the event of any merger, consolidation, or a sale of substantially all of the Company’s assets, whereby any one of the three conditions set forth in Section 3.8(l) are met, yet the event is not deemed to be a Change of Control, and subsequent to the event date, the Securities remain an outstanding obligation of the surviving entity, notwithstanding any changes to the payment obligations outlined in this Indenture, or any future supplemental indenture, Holders will be entitled to receive dividend protection in the form of Contingent Interest.
     11.2. Payment of Contingent Interest.
     The Contingent Interest will be paid on the payment date for the regular semi-annual interest payment.
     11.3. Contingent Interest Notification.
     In the event the Company is required to pay Contingent Interest, the Company (a) will shall publicly disseminate in a press release or publish on the Company’s website a notice of the amount of the Cash Dividend and Contingent Interest and (b) shall provide written notice to the Trustee of the amount of the Cash Dividend and Contingent Interest and the date upon which such Contingent Interest is payable.
XII Miscellaneous
     12.1. Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.
     12.2. Notices.
     Any notice or communication by the Company or the Trustee to any other is duly given if in writing and delivered in Person, mailed by first-class mail or by express delivery to the other party’s address stated in this Section 12.2. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication to a Holder shall be mailed to its address shown on the Securities Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Security Agent at the same time.

     All notices or communications shall be in writing.

The Company’s address is:	Terremark Worldwide, Inc.
2601 South Bayshore Drive
Miami, Florida 33133
Attn: Chief Financial Officer

The Trustee’s address is:	The Bank of New York Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida 32256
Attention: Corporate Trust Administration
     12.3. Communication by Holders with Other Holders.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).
     12.4. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
               (i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
               (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each signer of an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.
     12.5. Statements Required in Certificate or Opinion.
     Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
               (i) a statement that the Person making such certificate or opinion has read such covenant or condition;
               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
               (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     12.6. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.
     12.7. Legal Holidays.
     A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.
     A “Business Day” is a day other than a Legal Holiday.
     12.8. Duplicate Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.
     12.9. Governing Law.
     The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and Securities.
     12.10. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     12.11. Successors.
     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     12.12. Separability.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.
     12.13. Table of Contents, Headings, Etc.
     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
     12.14. Calculations in Respect of the Securities.
     The Company and its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.
     12.15. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     12.16. Waiver of Jury Trial.
     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

     12.17. Execution in Counterparts.
     This Indenture may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
***THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS***

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

TERREMARK WORLDWIDE, INC.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE
By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Assistant Treasurer

EXHIBIT A
FORM OF SECURITY
TERREMARK WORLDWIDE, INC.
6.625% SENIOR CONVERTIBLE NOTE DUE 2013
     1. Interest.
     Terremark Worldwide, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on June 15 and December 15 of each year, with the first payment to be made on June 15, 2007. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, December 15, 2006, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Maturity.
     The Securities will mature on June 15, 2013.
     3. Method of Payment.
     Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount or Repurchase Price of the Securities, plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder’s Option Upon a Change of Control. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account specified by the Holder hereof and (B) in the case this Security is held in other than global form, by wire transfer of immediately available funds to the account specified by the Holder hereof or, if no such account is specified, by mailing a check to such Holder’s address shown in the Securities Register of the Registrar.
     4. Paying Agent, Registrar, Conversion Agent.
     Initially, The Bank of New York Trust Company, N.A., a national banking association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

     5. Indenture.
     The Company issued the Securities under an Indenture dated as of May 2, 2007 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as amended and in effect from time to time (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to up to $86,250,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
     6. [Reserved]
     7. [Reserved]
     8. Repurchase at Option of Holder Upon a Change of Control.
     Subject to the terms and conditions of the Indenture, in the event of a Change of Control, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Repurchase Date”), which date is no later than forty five (45) days after the date of the Change of Control, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest (including any Contingent Interest) to, and including, the Repurchase Date.
     Within twenty five (25) days after the occurrence of the Change of Control, the Company must mail, or cause to be mailed, notice of the occurrence of such Change of Control to each Holder. Such notice shall include, among other things, a description of the procedure which a Holder must follow to exercise the Repurchase Right. To exercise the Repurchase Right, a Holder of Securities must, in accordance with the provisions of the Indenture, (i) deliver, no later than the close of business on the Business Day immediately preceding the Repurchase Date, a Purchase Notice to the Company (if it is acting as its own Paying Agent) or to the Paying Agent; and (ii) deliver, at any time after the delivery of such Purchase Notice, the Securities with respect to which the Holder is exercising its Repurchase Right (together with all necessary endorsements).
     A “Change of Control” shall be deemed to have occurred at such time as:
     (i) any “Person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent

(50%) or more of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors calculated on a fully-diluted basis; provided, however, this does not include any “Person”, or any persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, that, as of June 14, 2004, beneficially own (as defined in Rule 13d-3 under the Exchange Act) greater than eight percent (8%) of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors calculated on a fully-diluted basis; or
     (ii) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction where the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the continuing, surviving or acquiring corporation’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing, surviving or acquiring corporation; or (iii) the sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; provided, however, that a Change of Control will not be deemed to have occurred if at least eighty percent (80%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation otherwise constituting the Change of Control consists of common stock, depositary receipts or other certificates representing common equity interests and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control), and, as a result of such transaction or transactions, the Securities become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests and associated rights.
     9. Conversion.
     The Securities shall be convertible into shares of Common Stock at any time prior to the close of business on the Maturity Date, in accordance with the terms of the Indenture and as set forth below.
     The initial Conversion Price is $12.50 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. In addition, the number of shares of Common Stock issuable upon conversion shall be increased as provided in the Indenture with respect to Securities surrendered for conversion during the Cash Payment Change of Control Conversion. The Company will deliver a check in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest on, or additional interest with respect to, the Securities will be made, except as specified in the Indenture.
     To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.
     10. [Reserved.]
     11. Contingent Interest.
     The Company shall pay Contingent Interest (as defined below) with respect to the Securities in the event the Company pays Cash Dividends on its Common Stock. The amount of “Contingent Interest” payable will equal the product of: (i) one hundred percent (100%) of the per share Cash Dividend paid on the Common Stock and (ii) the number of shares of Common Stock issuable upon conversion of each Holder’s Security. The Company will pay Contingent Interest only in cash.
     In the event of any merger, consolidation, or a sale of substantially all of the Company’s assets, whereby any one of the three conditions set forth in Section 3.8(l) of the Indenture are met, yet the event is not deemed to be a Change of Control, and subsequent to the event date, the Securities remain an outstanding obligation of the surviving entity, notwithstanding any changes to the payment obligations outlined in this Indenture, or any future supplemental indenture, Holders will be entitled to receive dividend protection in the form of Contingent Interest.
     The Contingent Interest will be paid on the payment date for the regular semi-annual interest payment.
     In the event the Company is required to pay Contingent Interest, the Company will shall publicly disseminate in a press release or publish on the Company’s website a notice the amount of the Cash Dividend and Contingent Interest.
     12. Denominations, Transfer, Exchange.
     The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges.

     13. Persons Deemed Owners.
     The registered Holder of a Security may be treated as the owner of such Security for all purposes.
     14. Merger or Consolidation.
     The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another Person, whether in a single transaction or series of related transactions, unless (i) such other Person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (ii) such Person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.
     15. Amendments, Supplements and Waivers.
     Subject to certain exceptions and to the provisions of the Indenture, the Indenture and the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder:
     (i) to evidence the assumption of the Company’s obligations by a successor; (ii) to evidence the acceptance of appointment by a successor trustee; (iii) to make any changes or modifications to the Indenture necessary to cure and ambiguity or correct any error in the Indenture, so long as such action will not adversely affect the interests of the Holders, including any such amendment made solely to conform the provisions of the Indenture to the Company’s offering memorandum; (iv) to qualify or maintain the qualification of the Indenture under the TIA; (v) to secure the obligations of the Company in respect of the Securities; (vi) to establish the forms or terms of the Securities; (vii) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders; or (viii) to make other changes to the Indenture or forms or terms of the Securities, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders. In accordance with the terms of the Indenture, certain amendments, supplements and waivers cannot be made without the consent of each Holder of each outstanding Security affected.
     16. Defaults and Remedies.
     Subject to the provisions of the Indenture, an “Event of Default” occurs if: (i) the Company fails to pay the principal of any Security when the same becomes due and payable, whether at maturity, on a Repurchase Date with respect to a Repurchase Upon Change of Control or otherwise; (ii) the Company fails to pay Interest on any Security when due, if such failure continues for thirty (30) days after the date when due; (iii) the Company fails to timely provide a Change of Control Notice, as required by the provisions of this Indenture; (iv) the Company defaults in its obligation to convert the Securities into shares of Common Stock, cash or a combination of cash and Common Stock upon exercise of a Holder’s conversion right and such default continues for ten (10) days; (v) the Company defaults in its obligation to repurchase any Security on a Repurchase Date with respect to a Repurchase Upon Change of Control or otherwise; (vi) [Reserved]; (vii) the Company fails to perform or observe any of the covenants in Article IV of the Indenture for sixty (60) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least fifty percent (50%) in the aggregate principal amount of the Securities then outstanding; (viii) there occurs an event of default with respect to the Company’s or any of its Subsidiaries’ Indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least fifteen million ($15,000,000), whether such Indebtedness now exists or is hereafter incurred, which default or defaults: (a) shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or (b) shall constitute the failure to pay such Indebtedness at the final stated maturity thereof (after expiration of any applicable grace period); (ix) any final judgment or judgments for the payment of money in excess of fifteen million ($15,000,000) shall be rendered against the Company and shall not be discharged for any period of sixty (60) consecutive days during which time a stay of enforcement shall not be in effect or during which time an appeal has not been filed; or (x) certain events of bankruptcy, insolvency or reorganization involving the Company.
     If an Event of Default (excluding an Event of Default specified in Section 6.1(x) of the Indenture) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least fifty percent (50%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.1(x) of the Indenture occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.7 if the Indenture have been paid.
     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after such Default or Event of Default becomes known to the Trustee unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.
     17. [Reserved]
     18. Trustee Dealings with the Company.
     The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
     19. No Recourse Against Others.
     No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
     20. Authentication.
     This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
     21. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=

Custodian), and U/G/M/A (Uniform Gifts to Minors Act). THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
Terremark Worldwide, Inc.
2601 South Bayshore Drive
Miami, Florida 33133
Attn: Chief Financial Officer

[FORM OF ASSIGNMENT]
     I or we assign to PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER ______ (please print or type name ___ and address) ___ the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints ______ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises. Dated: ______.
     NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee. Signature Guarantee:

Dated:

Signed:

(Sign exactly as name appears on the other side of this Security)
Signature Guarantee:

CONVERSION NOTICE
     To convert this Security into Common Stock of the Company, check the box: [ ] To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000): $______. If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert other Person’s soc. sec. or tax I.D. no.)

(Print or type other Person’s name, address and zip code)

Dated:

Signed:

(Sign exactly as name appears on the other side of this Security)
Signature Guarantee:

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE
Certificate No. of Security: ______________
     If you want to elect to have this Security purchased by the Company pursuant to Section 3.8 of the Indenture, check the box: [ ] If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.8 of the Indenture, state the principal amount to be so purchased by the Company: $______ (in an integral multiple of $1,000)

Dated:

Signed:

(Sign exactly as name appears on the other side of this Security)
Signature Guarantee:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS
IN THE GLOBAL SECURITY
     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

		Decrease in	Increase in	Principal Amount of
		Principal	Principal	This Global Security
Date of Decrease	Authorized Signatory	Amount of This	Amount of This	Following Such
or Increase	of Securities	Global Security	Global Security	Decrease or Increase

(a)	This is included in Global Securities only.

A-1

EXHIBIT B
FORM OF LEGEND FOR GLOBAL SECURITY
     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

B-1

EXHIBIT C
FORM OF CERTIFICATE
TERREMARK WORLDWIDE, INC.
INCUMBENCY CERTIFICATE
     The undersigned, ___, being the ___of Terremark Worldwide, Inc. (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York Trust Company, N.A., as Trustee under the Indenture dated as of ___, 2007, by and between the Company and The Bank of New York Trust Company, N.A..

Name	Title	Signature

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ___ day of ______, 20___.

Name:
Title:

C-1

SCHEDULE A
The following table sets forth the number of additional shares, expressed as a number of additional shares of Common Stock to be received per $1,000 principal amount of Securities to be issued upon conversion of the Securities during the Cash Payment Change of Control Conversion Period:

Table	Effective Dates
Prices	4/15/2007	6/15/2008	6/15/2009	6/15/2010	6/15/2011	6/15/2012	6/15/2013
	Additional Shares

$5.92	88.92	88.92	88.92	88.92	88.92	88.92	88.92
$6.00	86.84	86.03	84.55	83.06	81.78	81.86	86.64
$7.00	70.76	69.37	67.30	64.96	62.40	60.35	62.84
$8.00	59.13	57.39	54.97	52.11	48.71	45.04	44.98
$9.00	50.40	48.46	45.84	42.67	38.74	33.95	31.10
$10.00	43.65	41.59	38.88	35.55	31.33	25.81	19.99
$11.00	38.30	36.20	33.46	30.07	25.70	19.79	10.90
$12.00	33.97	31.87	29.14	25.76	21.37	15.31	3.60
$13.00	30.42	28.33	25.66	22.32	17.98	11.95	0.00
$14.00	27.45	25.41	22.79	19.53	15.30	9.42	0.00
$15.00	24.95	22.95	20.42	17.25	13.16	7.51	0.00
$16.00	22.82	20.88	18.42	15.37	11.42	6.05	0.00
$18.00	19.39	17.57	15.28	12.45	8.85	4.08	0.00
$20.00	16.76	15.06	12.94	10.34	7.07	2.90	0.00
$22.00	14.69	13.11	11.16	8.77	5.81	2.17	0.00
$24.00	13.03	11.56	9.76	7.57	4.89	1.71	0.00
$26.00	11.67	10.31	8.64	6.63	4.20	1.40	0.00
$28.00	10.54	9.27	7.72	5.87	3.67	1.19	0.00
$30.00	9.58	8.41	6.97	5.26	3.26	1.04	0.00
$32.00	8.77	7.68	6.34	4.76	2.93	0.93	0.00
$34.00	8.07	7.05	5.80	4.34	2.65	0.85	0.00
$36.00	7.46	6.51	5.34	3.98	2.43	0.78	0.00
$38.00	6.92	6.03	4.94	3.68	2.24	0.72	0.00
$40.00	6.45	5.62	4.59	3.41	2.08	0.68	0.00
The Table Prices set forth in the left column of the table above will be adjusted on each occasion when the Conversion Price of the Securities is adjusted under the Indenture. The adjusted Table Prices will equal the Table Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to the adjustment.
SCHEDULE A-1